                                                                   EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                                    ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) /X/


     STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

             United States                                 06-1143380
   (JURISDICTION OF INCORPORATION OR                    (I.R.S. EMPLOYER
ORGANIZATION IF NOT A U.S. NATIONAL BANK)              IDENTIFICATION NO.)

         633 West 5th Street, 12th Floor, Los Angeles, California 90071
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

           Lynda A. Vogel, Senior Vice President and Managing Director
         633 West 5th Street, 12th Floor, Los Angeles, California 90071
                                 (213) 362-7399
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        ADVANCED ENERGY INDUSTRIES, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                             84-0846841
       (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)


                 1625 SHARP POINT DRIVE, FORT COLLINS, CO 80525
               (Address of principal executive offices) (Zip Code)

                   __% CONVERTIBLE SUBORDINATED NOTES DUE 2006
                              (TYPE OF SECURITIES)

                                     GENERAL

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                    Comptroller of the Currency, Western District Office, 50 Fremont Street, Suite 3900, San Francisco, California, 94105-2292

         (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                    Trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                    The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company.

                    (See notes on page 2.)

ITEM 3. THROUGH ITEM 15.   NOT APPLICABLE.

ITEM 16. LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

         1.  A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN
         EFFECT.

                  A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the "Act"), on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

         2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

                  A Certificate of Corporate Existence (with fiduciary powers) from the Comptroller of the Currency, Administrator of National Banks is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

         3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

                  Authorization of the Trustee to exercise fiduciary powers (included in Exhibits 1 and 2; no separate instrument).

         4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

                  A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.


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

         5. A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS IN DEFAULT.

                  Not applicable.

         6.  THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY
         SECTION 321(b) OF THE ACT.

                  The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

         7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                  Exhibit 7 and made a part hereof.


                                      NOTES

         In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 20th day of September, 1999.

                                  STATE STREET BANK AND TRUST COMPANY
                                  OF CALIFORNIA, NATIONAL ASSOCIATION

                                  By:      /S/ Mark Henson
                                      ---------------------------------------
                                           MARK HENSON
                                           ASSISTANT VICE PRESIDENT

                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Advanced Energy Industries, Inc., of its __% Convertible Subordinated Notes due 2006, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                      STATE STREET BANK AND TRUST COMPANY
                                      OF CALIFORNIA, NATIONAL ASSOCIATION

                                      By:      /S/ Mark Henson
                                          ------------------------------------
                                               MARK HENSON
                                               ASSISTANT VICE PRESIDENT

DATED:  SEPTEMBER 20, 1999

                                    EXHIBIT 7

Consolidated Report of Condition and Income for A Bank With Domestic Offices Only and Total Assets of Less Than $100 Million of State Street Bank and Trust Company of California, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, at the close of business JUNE 30, 1999, published in accordance with a call made by the Federal Deposit Insurance Corporation pursuant to the required law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

                                                                          Thousands
                                                                          of Dollars
ASSETS
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin..............       5,576
         Interest-bearing balances.......................................           0
Securities...............................................................          38
Federal funds sold and securities purchased
         under agreements to resell in domestic offices
         of the bank and its Edge subsidiary.............................           0

Loans and lease financing receivables:
         Loans and leases, net of unearned income ................      0
         Allowance for loan and lease losses .....................      0
         Allocated transfer risk reserve..........................      0
         Loans and leases, net of unearned income and allowances.........           0
Assets held in trading accounts..........................................           0
Premises and fixed assets................................................          42
Other real estate owned..................................................           0
Investments in unconsolidated subsidiaries...............................           0
Customers' liability to this bank on acceptances outstanding.............           0
Intangible assets........................................................           0
Other assets.............................................................         748
                                                                           ----------
Total assets.............................................................       6,404
                                                                           ----------
                                                                           ----------

LIABILITIES

Deposits:
         In domestic offices.............................................           0
                  Noninterest-bearing............................       0
                  Interest-bearing...............................       0
         In foreign offices and Edge subsidiary..........................           0
                  Noninterest-bearing............................       0
                  Interest-bearing...............................       0
Federal funds purchased and securities sold under
         agreements to repurchase in domestic offices of
         the bank and of its Edge subsidiary.............................           0
Demand notes issued to the U.S. Treasury and Trading Liabilities.........           0
Other borrowed money.....................................................           0
Subordinated notes and debentures........................................           0
Bank's liability on acceptances executed and outstanding.................           0
Other liabilities........................................................       2,460

Total liabilities........................................................       2,460
                                                                           ----------
EQUITY CAPITAL

Perpetual preferred stock and related surplus............................           0
Common stock.............................................................         500
Surplus..................................................................         750
Undivided profits and capital reserves/Net unrealized holding
  gains (losses).........................................................       2,694
Cumulative foreign currency translation adjustments......................           0

Total equity capital.....................................................       3,944
                                                                           ----------
Total liabilities and equity capital.....................................       6,404
                                                                           ----------
                                                                           ----------


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

I, John J. Saniuk, Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition and Income for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                          /S/ John J. Saniuk

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                          /S/ Alan D. Greene
                                          /S/ Bryan R. Calder
                                          /S/ Lynda A. Vogel



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